Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depository"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                            REGISTERED

                                  CONSECO, INC.

                          9% NOTE DUE OCTOBER 15, 2006

                                                                 CUSIP 208464AR8

No. 1                                                            US$ 200,000,000



              CONSECO, INC., a corporation duly organized and existing under the laws of Indiana (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on October 15, 2006, and to pay interest thereon from October 21, 1999 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

              Interest will be payable on April 15 and October 15 of each year (each an "Interest Payment Date"), at the rate of 9% per annum, commencing April 15, 2000 (except as provided below) until the principal hereof becomes due and payable. Interest payments will be made in an amount equal to the amount accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Maturity. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of their having been such Holder and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

              If any Interest Payment Date(s) or the date of Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the date of Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

              While this Note is represented by one or more global notes registered in the name of the Depository or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Note to be made to the Depository or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depository or its nominee, and otherwise in accordance with such agreements, regulations and procedures. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

              This Note is one of a duly authorized issue of securities of the Company (the "Securities") issued under an indenture, dated as of November 13, 1997, as amended from time to time (the "Indenture"), between the Company and The Bank of New York (successor to LTCB Trust Company), as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the Securities designated on the face hereof limited in aggregate principal amount to $550,000,000.

              The Notes of this series will be redeemable as a whole or in part at the option of the Company at any time, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the date of Maturity, computed by discounting such payments, in each case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, plus (b) accrued and unpaid interest on the principal amount thereof to the date of redemption.

              "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

              "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

              "Reference Treasury Dealer" means each of Chase Securities Inc., Lehman Brothers Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Warburg Dillon Read LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company may substitute therefor another Primary Treasury Dealer.

              Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Notes to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received.

              Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on this Note or portions hereof called for redemption.

              The Notes of this series contain the following covenants:

              Limitations on Issuance or Disposition of Stock of Significant Subsidiaries. The Company will not, nor will it permit any Significant Subsidiary to, issue, sell or otherwise dispose of any shares of Capital Stock (other than non-voting Preferred Stock) of any Significant Subsidiary, except for (i) directors' qualifying shares; (ii) sales or other dispositions to the Company or to one or more wholly owned Significant Subsidiaries; (iii) the sale or other disposition of all or any part of the Capital Stock of any Significant Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's board of directors (acting in good faith); or (iv) any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Significant Subsidiary.

              Limitation on Liens. Except as provided below, neither the Company nor any Significant Subsidiary may incur, issue, assume or guarantee any Indebtedness secured by a Lien on any property or assets of the Company or any Significant Subsidiary, or any shares of Capital Stock of any Significant Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness which is not subordinated to the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured; provided, however, that this covenant shall not apply to Indebtedness secured by (i) Liens existing on October 18, 1999; (ii) Liens on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Significant Subsidiary or merges into or consolidates with the Company or a Significant Subsidiary; (iii) Liens on property or on shares of stock existing at the time of acquisition thereof by the Company or any Significant Subsidiary;
(iv) Liens to secure the financing of the acquisition, construction or improvement of property, or the acquisition of shares of stock by the Company or any Significant Subsidiary, provided that such Liens are created not later than one year after such acquisition or, in the case of property, no later than one year after completion of construction or commencement of commercial operation, whichever is later, are limited to the property acquired, constructed or improved or the shares of stock acquired and do not secure indebtedness in excess of the cost of such acquisition, construction or improvement; (v) Liens in favor of the Company or any Subsidiary; (vi) Liens in favor of, or required by, governmental authorities; and (vii) any extension, renewal or replacement as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (vi) inclusive; provided, however, that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or shares of stock that secured the Lien extended, renewed or replaced and (b) the Indebtedness secured by such Lien at such time is not so increased.

              The restrictions in the immediately preceding paragraph do not apply if, immediately after the incurrence, issuance, assumption or guarantee of any Indebtedness secured by a Lien, the aggregate principal amount of such secured Indebtedness, (other than Indebtedness secured by Liens described in clauses (i) to (vii), inclusive, of the immediately preceding paragraph) at that time would not exceed 10% of Consolidated Capitalization.

              "Capital Lease Obligations" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

              "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, including any Preferred Stock.

              "Consolidated Capitalization" means the sum of the Company's consolidated shareholders' equity, redeemable preferred stock and preferred securities in any trust, partnership, corporation or other entity of which more than 50% of the voting equity is owned directly or indirectly by the Company, including, without limitation, the trust securities issued by Conseco Financing Trust I, Conseco Financing Trust II, Conseco Financing Trust III, Conseco Financing Trust IV, Conseco Financing Trust V, Conseco Financing Trust VI, Conseco Financing Trust VII and Conseco Financing Trust XI.

              "Indebtedness" means (i) any liability of any Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit (other than letters of credit obtained in the ordinary course of business), or (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than accounts payable or other indebtedness to trade creditors arising in the ordinary course of business), or
(3) for the payment of money relating to a Capital Lease Obligation; (ii) any liability of others described in the preceding clause (i) that the Person has guaranteed or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of types referred to in clauses (i) and (ii) above.

              "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock or limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

              "Significant Subsidiary" means any Subsidiary with net earnings which constituted at least 20% of the Company's consolidated total net earnings, all as determined as of the date of the Company's most recently prepared quarterly financial statements for the 12-month period then ended.

              "Stated Maturity," when used with respect to any security or any installment of interest on any security, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest, respectively, is finally due and payable, except as otherwise provided in the case of Capital Lease Obligations.

              "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned directly or indirectly by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

              If any Event of Default with respect to Notes of this series will occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

              Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates, herein prescribed.

              The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

              The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

              As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

              This Note is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Note or if at any time the Depository for this series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Note. If a successor Depository for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Securities of this series in exchange for this Security will authenticate and deliver, certificates representing securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

              If specified by the Company pursuant to the Indenture with respect to this Note, the Depository may surrender this Note in exchange in whole or in part for certificates representing Securities of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Securities of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the security Registrar or the Depository in this Note; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Note and the aggregate principal amount of certificates representing Notes delivered to Holders thereof.

              No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

              The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

              All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include this Note.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date: October 21, 1999                     CONSECO, INC.



                                            By: /s/ Stephen C. Hilbert
                                                --------------------------------
                                                Stephen C. Hilbert, President

[SEAL]
                                            Attest:


                                            By: /s/ John J. Sabl
                                                --------------------------------
                                                John J. Sabl, Secretary




         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: October 21, 1999                     THE BANK OF NEW YORK,
                                                        as Trustee


                                            By: /s/ Michael Culhane
                                                -------------------------------
                                                      Authorized Signatory

                                -----------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM - as tenants in common
                  TEN ENT - as tenants by the entireties
                  JT TEN - as joint tenants with right of survivorship and
                           not as tenants in common

         UNIF GIFT MIN ACT -                 Custodian
                              __________________________________________
                                (Cust)                          (Minor)
                                Under Uniform Gifts to Minors Act
                              __________________________________________
                                             (State)

Additional abbreviations may also be used though not in the above list.

                               ------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________ the within Security and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:
                             ______________________
                                    Signature


NOTICE:      THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

             THE SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM).